Exhibit 3.3

I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Articles of Incorporation of TVA Sul Parana Ltda.

By:	/s/ Carlos Eduardo Malagoni
Name: Carlos Eduardo Malagoni
Title: Attorney-in-fact

Date:  September 28, 2005

TVA SUL PARANÁ LTDA

CNPJ (National Register of Legal Entities) No. 84.938.786/0001-82

NIRE (State Commercial Registration) No. 41202681240

25th AMENDMENT OF THE ARTICLES OF ASSOCIATION, OF DECEMBER 2, 2003

The parties identified below:

a) TEVECAP S.A., a company having its principal place of business at Av. das Nações Unidas No. 7.221, 7th floor, Sector D, in the City and State of São Paulo, enrolled with the National Corporate Taxpayers Register under CNPJ No. 57.574.170/0001-05, with its Bylaws duly filed with the Commercial Register of the State of São Paulo sob No. 35210387181, herein represented by its Executive Officers, Marcelo Vaz Bonini, Brazilian, single, accountant, bearer of the Identity Card RG/SSP/SP No. 15.191.436, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 086.949.108-37, with professional address at Rua do Rocio No. 313, 12th floor, in the City and State of São Paulo, and Antonio Valdemir Pereira Ramos, Brazilian, married, accountant, bearer of the Identity Card RG/SSP/SP No. 2.633.818, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 049.128.108.00, with professional address at Av. das Nações Unidas, No. 7.221, in the City and State of São Paulo;

b) EMÍLIO HUMBERTO CARAZZAI SOBRINHO, Brazilian, married, industrial commerce administrator, bearer of the Identity Card RG No. 1.102.550, issued by the SDS/PE, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 037.321.504-53, with professional address at Av. das Nações Unidas, No. 7.221, 25th floor, in the City and State of São Paulo;

Sole quotaholders of the limited business company TVA SUL PARANÁ LTDA., with its principal place of business at Rua Martha Kateiva de Oliveira No. 319, in the City of Curitiba, State of Paraná, enrolled with the National Corporate Taxpayers Register under CNPJ No. 84.938.786/0001-82, with its Articles of Association and last amendment thereof filed with the Commercial Registry of the State of Paraná under Nos. 41202681240 and 20031516394, in sessions held on January 7, 1992 and July 9, 2003, respectively,

RESOLVE:

I – To change the address of the Company branch located in the City of Florianópolis, in order for its numbering to conform to the records existing with the Municipal Government. The address is therefore changed to Rodovia João Paulo No. 212, Suite 1, District of Saco Grande I, in the City of Florianópolis, State of Santa Catarina.

II- To ratify the current composition of Management of the Company, as follows:

LEILA ABRAHAM LORIA

MARCELO VAZ BONINI

EMÍLIO HUMBERTO CARAZZAI SOBRINHO

VITO CHIARELLA NETO

KUNIO OHARA

Vacant Office

Term of Office: Indefinite

II – As a result of the above changes and of the modifications brought by the New Brazilian Civil Code, the quotaholders further decide to adapt the wording of the Articles of Association, which become effective with the following wording:

“TVA SUL PARANÁ LTDA”.

ARTICLES OF ASSOCIATION

DENOMINATION, PRINCIPAL PLACE OF BUSINESS, PURPOSE AND DURATION

Article 1 – The name of the Company is TVA SUL PARANÁ LTDA.

Article 2 – The Company has its principal place of business at Rua Martha Kateiva de Oliveira No. 319, in the City of Curitiba, State of Paraná, and branches at the following addresses: (i) Rua Dom Pedro II No. 255, store No. 78, Shopping Novo Batel, on the Coronel Dulcidio floor, Batel, in the City of Curitiba, State of Paraná; (ii) Rodovia João Paulo No. 212, Suite 1, District of Saco Grande I, Florianópolis, State of Santa Catarina and (iii) Rua Carlos Sbarini, No. 410, 2nd floor, Suite 1, Foz do Iguaçu, State of Paraná.

Sole Paragraph – The Executive Board of the Company may open and close branches or offices anywhere within the national territory.

Article 3 - The main purpose of the Company is the provision of services of Cable TV, and furthermore, of Multichannel Multipoint Distribution Service - MMDS, Satellite Pay TV and by any other means of transmission; as well as rendering of other telecommunications services; the production, distribution, import and export of its own or third-party TV programs; import of equipment and spare parts for its own use; rendering of other services in connection with transmission systems, reception and distribution of signals and TV programs; advertising and publicity in all of their forms, implications and modalities; publishing periodicals, and participation in other companies.

Article 4 – The Company has an indefinite term of duration.

QUOTA CAPITAL

Article 5 – The quota capital, fully paid up in national currency, is seventy-two million, twenty-four thousand, six hundred and thirty-five Reais (R$ 72,024,635.00), divided into twenty-eight million, eight hundred nine thousand and eight hundred and fifty-four (28,809,854) quotas, in the amount of two Reais and fifty cents (R$ 2.50) each, distributed between the quotaholders as follows:

Quotaholders	Quotas	Amount (R$)
TEVECAP S.A.	28,809,853	72,024,632.50
Emílio Humberto Carazzai Sobrinho	1	2.50
Total	28,809,854	72,024,635.00

Sole Paragraph - The liability of the quotaholders is limited to the amount of their quotas, but all of them are co-liable for payment of the quota capital.

RESOLUTIONS OF THE QUOTAHOLDERS

Article 6 - The quotaholders shall take resolutions gathered in meetings that shall be called by means of letter with notice of receipt.

Article 7- The meetings may be waived in the event all quotaholders shall resolve in writing on the matter included in the agenda.

Article 8 – Every year, within four months after the end of the fiscal year, the quotaholders shall judge the accounts of the management executive officers, the balance sheet and the financial statements, and shall elect the executive officers and other matters of interest to the company.

Article 9 – The quotaholders shall unanimously decide on:

I – the appointment of executive officers who are not quotaholders for as long as the quota capital is not paid in;

Article 10 – At least two-thirds of the quota capital shall be required to decide on:

I – the appointment of executive officers who are not quotaholders, after the payment of the quota capital;

Article 11 - At least three-fourths of the quota capital shall be required to decide on:

I- amendment of the Articles of Association;

II- transformation, merger, consolidation, dissolution or spin-off;

III - cessation of the state of liquidation;

IV- appointment of executive officers in the Articles of Association.

Article 12 – The favorable vote of the absolute majority of the quota capital shall be required for resolutions on the following:

I - appointment of executive officers in a separate instrument;

II - removal of the executive officers;

III - compensation of the executive officers; and

IV - filing for composition with creditors.

Article 13 – The favorable vote of the majority of votes of those present at the meeting shall be required for resolutions on all other matters, and particularly on:

I – the approval of the accounts of the management; and

II – the appointment and removal of liquidators and judgment of their accounts.

MANAGEMENT

Article 14 - The Company shall be managed by five (5) Executive Officers, who may or may not be quotaholders and shall have ample powers to manage the company’s businesses.

They are: Marcelo Vaz Bonini, Brazilian, single, accountant, bearer of the Identity Card RG No 15.191.436 issued by the SSP/SP, enrolled with the Individual Taxpayers Register under CPF No. 086.949.108-37, domiciled in the State of São Paulo, with office at Av. das Nações Unidas No. 7221, 21st floor, in the District of Pinheiros;

Leila Lória Abraham, Brazilian, married, industrial business administrator, bearer of the Identity Card RG No. 03.164.539-3 issued by the IFP, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 375.862.707-91, domiciled in the Capital of the State of São Paulo, with office at Av. das Nações Unidas, No. 7221, 7th floor, Sector A, in the District of Pinheiros;

Vito Chiarella Neto, Brazilian, married, accountant, bearer of the Identity Card RG No 12.354.368, issued by the SSP/SP, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 114.884.868-16, domiciled in the State of São Paulo, with administrative office at Avenida das Nações Unidas, No. 7221, 7th floor, Sector A, in the District of Pinheiros;

Kunio Ohara, Brazilian, married, engineer, bearer of the Identity Card RG No 4.107.144, issued by the SSP/SP, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 340.310.658-68, domiciled in the State of São Paulo, with administrative office at Avenida das Nações Unidas, No. 7221, 7th floor, Sector D, in the District of Pinheiros;

Emílio Humberto Carazzai Sobrinho, Brazilian, married, industrial business administrator, bearer of the Identity Card RG No. 1.102,550, issued by the SDS/PE and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 037.321.504-53, domiciled in the Capital of the State of São Paulo, with office at Avenida das Nações Unidas, No. 7221, 26th floor, Sector A, in the District of Pinheiros;

Paragraph 1. The executive officers shall be appointed or removed by means of either an amendment of these Articles of Association or a separate instrument, which shall be filed with the Commercial Registry. The executive officers shall take office by signing the instrument of investiture in the register of minutes of the management meetings.

Paragraph 2 - The Company shall be represented:

(a) by the joint signature of two executive officers, or of one executive officer and one attorney-in-fact, or also, by two attorneys-in-fact with special powers for the acts, agreements and documents that are binding on the Company, or which release third-party obligations to the Company.

(b) by the joint signature of two executive officers, or of one executive officer and one attorney-in-fact, or also, by two attorneys-in-fact with special powers for granting guarantees to controlling companies, directly or indirectly controlled companies, and affiliates.

(c) by the individual signature of one executive officer or of one attorney-in-fact vested with special powers,  in and out of court and before any federal, state or municipal governmental agencies and authorities, and before any individuals or legal entities in general, as well as for the practice of routine acts, sending of correspondence, give receipts and endorse checks for deposit in the bank accounts of the Company.

Paragraph 3 – The appointment of attorneys-in-fact shall require the joint signature of two executive officers, and the respective powers of attorney shall expressly provide for the acts they are allowed to practice. Except for those granted for judicial purposes, all other powers of attorney granted by the Company shall be effective for one year.

Paragraph 4 – The company name may not be used for granting guarantees to third-parties, unless in the event of guarantees granted to controlling companies, directly or indirectly controlled companies, and affiliates.

Paragraph 5 - The executive officers are dispensed with posting bond, and they shall be entitled to a monthly compensation to be established by the quotaholders.

Paragraph 6 - The executive officers elected herein shall sign instruments of investiture, wherein they shall declare not to involved in any of the crimes provided for in law, which would prevent them from exercising commercial activities.

TRANSFER OR ASSIGNMENT OF QUOTAS

Article 15- No quotaholder may transfer all or part of his/her/its quotas to third parties, without first offering them under the exact same conditions to the other quotaholder, by means of written notice sent at least thirty days in advance, for the latter to exercise his/her/its right of first refusal to acquire the quotas.

Paragraph 1 -Any assignment shall be preceded by a notice containing a written proposal for the acquisition by a third party acting in good-faith, so that the other quotaholder, if he/she/it wishes to do so, may exercise his/her/its right of first refusal within thirty days.

Paragraph 2 – If the offered quotaholder should fail to exercise his/her/its right of first refusal, the notifying quotaholder shall be authorized to assign the quotas to the interested third party, within ten days on the conditions offered in the notice. Any assignment made in violation of the initial proposal shall be deemed to be ineffective.

Paragraph 3 - Any assignment of quotas implying imply transfer of the controlling power of the Company shall depend on prior authorization from the Ministry of Communications.

AMENDMENT TO THE ARTICLES OF ASSOCIATION, DISSOLUTION AND LIQUIDATION

Article 16 - All resolutions of the company, except for those relating to matters for which the lawrequires special quorum to resolve, shall pass by the favorable vote of quotaholders representing the majority of the quota capital, for which purpose each quota shall be entitled to one vote. A dissenting quotaholder shall be entitled to withdraw from the Company and be reimbursed for the amount of his/her/its quota,s according to the provisions of article 17 of these Articles.

Article 17 – In the event of bankruptcy, death, incapacity, exclusion or withdrawal of a quotaholder, the Company shall not be dissolved. In any such event the credits of the quotaholder shall be ascertained by a specialized company upon an evaluation at market prices, based on a specially drawn up balance sheet. For such purpose, tangible and intangible assets shall be taken into account, as well as any liabilities existing on the date of the event, and the payment of the credits shall be made within six months.

Sole Paragraph – In the event of death or interdiction, the heirs of the quotaholder may appoint a representative to take his place in the Company, who shall be approved by the other quotaholders.

FISCAL YEAR, BALANCE SHEET AND PROFITS

Article 18 - The fiscal year shall end on December 31, at which time the appropriate financial statements shall be prepared. The company may also prepare interim trial balances and resolve on the allocation of such profits. Any decision on the allocation of the profits shall depend on unanimous approval by the quotaholders.

JURISDICTION AND GOVERNING LAW

Article 19 - The parties hereby elect the Courts of the Judicial District of the Capital City of São Paulo to settle any dispute arising out of these Articles of Association.

Article 20 - The Company shall be governed by the provisions of these Articles of Association. In the event of any omission therein, the legal provisions of the Civil Code (Law No. 10.406, of January 10, 2002) specifically applying to limited liability companies shall apply, supplemented by the law on joint stock companies (Law No. 6.404, of December 15, 1976, as amended).”

In witness whereof, the parties execute this instrument in three (3) counterparts of equal content and form, in the presence of the two witnesses indicated below.

Curitiba, December 2, 2003

(sgd)

TEVECAP S.A.

(Marcelo Vaz Bonini)

(Antônio Valdemir Pereira Ramos)

(sgd)

EMÍLIO H. CARAZZAI SOBRINHO

(sgd)

LEILA ABRAHAM LORIA

(sgd)

MARCELO VAZ BONINI

(sgd)

VITO CHIARELLA NETO

(sgd)

KUNIO OHARA

Witnesses:

1)              (sgd)

Juliana Brandão

ID No. No. 32503815-6 SSP/SP

CPF No. 224647018-82

2)              (sgd)

Eliane Carneiro

ID No. No. 187572148-17

CPF No. 25.604.518-5 SSP/SP

Attorney in Charge:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter (OAB/SP) No. 114.251

TVA SUL PARANÁ LTDA

CNPJ (National Register of Legal Entities) No. 84.938.786/0001-82

NIRE (State Commercial Registration) No. 41202681240

26th AMENDMENT OF THE ARTICLES OF INCORPORATION, OF MAY 24, 2004

The parties identified below:

a) TEVECAP S.A., a company having its principal place of business at Av. das Nações Unidas No. 7.221, 7th floor, Sector D, in the City and State of São Paulo, enrolled with the National Corporate Taxpayers Register under CNPJ No. 57.574.170/0001-05, with its Bylaws duly filed with the Commercial Register of the State of São Paulo sob No. 35210387181, herein represented by its Executive Officers, Marcelo Vaz Bonini, Brazilian, single, accountant, bearer of Identity Card RG/SSP/SP No. 15.191.436, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 086.949.108-37, with professional address at Av. das Nações Unidas, No. 7.221, 21st floor, in the City and State of São Paulo, and Carlos Eduardo Malagoni, Brazilian, married, economist, bearer of Identity Card RG No. 8.586.507-0, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 146.330.328-95, with professional address at Av. das Nações Unidas, No. 7.221, 7th floor, in the City and State of São Paulo;

b) EMÍLIO HUMBERTO CARAZZAI SOBRINHO, Brazilian, married, business administrator, bearer of Identity Card RG No. 1.102.550, issued by the SDS/PE, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 037.321.504-53, with professional address at Av. das Nações Unidas, No. 7.221, 25th floor, in the City and State of São Paulo;

Sole quotaholders of the limited business company TVA SUL PARANÁ LTDA., with its principal place of business at Rua Martha Kateiva de Oliveira No. 319, in the City of Curitiba, State of Paraná, enrolled with the National Corporate Taxpayers Register under CNPJ No. 84.938.786/0001-82, with its Articles of Incorporation filed with the Commercial Registry of the State of Paraná under No. 41202681240, in session held on January 7, 1992, and further attending as a quotaholder hereby admitted to the Company, Mr. Marcelo Vaz Bonini, qualified above,

RESOLVE:

1 – Quotaholder Emílio Humberto Carazzai Sobrinho withdraws from the Company, assigning and transferring, as in fact has assigned and transferred, the quota he holds in the quota capital to Mr. Marcelo Vaz Bonini.

2. Assignor, assignee and the Company give each other broad, general and unlimited release, without further claims on any account whatsoever.

3. Accordingly, Mr. Marcelo Vaz Bonini becomes a party to the Articles of Incorporation, accepting all of its terms and conditions.

4. By virtue of the above decision, Article 5 of the Articles of Incorporation is hereby amended, with the remaining its paragraph unchanged, which shall read as follows:

“Article 5 – The quota capital, fully paid up in national currency, is seventy-two million, twenty-four thousand, six hundred and thirty-five Reais (R$ 72,024,635.00), divided into twenty-eight million, eight hundred nine thousand and eight hundred and fifty-four (28,809,854) quotas, in the amount of two Reais and fifty cents (R$ 2.50) each, distributed between the quotaholders as follows:

Quotaholders	Quotas	Amount (R$)
TEVECAP S.A.	28,809,853	72,024,632.50
Marcelo Vaz Bonini	1	2.50
Total	28,809,854	72,024,635.00

5. To accept the resignations of Ms. Leila Abraham Loria and Mr. Kunio Ohara from the offices of Executive Officers for strictly personal reasons and to give to each of them broad, full, irreversible, and irrevocable release for all acts performed by them while in their offices and, furthermore, to appoint Mr. CARLOS EDUARDO MALAGONI, Brazilian, married, economist, bearer of Identity Card RG No. 18.586.507-0, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 146.330.328-95, with professional address at Av. das Nações Unidas, No. 7.221, 7th floor, in the City and State of São Paulo, to replace Ms. Leila Abraham Loria,. The other office of Executive Officer shall remain vacant. The Executive Officer herein elected will be signing on the date hereof the respective instrument of investiture, and declaring that he has not been involved in any of the crimes provided for in the law, which would prevent him from carrying out commercial activities. He further declared not to have been sentenced to any penalty preventing him for as long as the effects of conviction should remain or even temporarily, from having access to public offices or for bankruptcy crime, malfeasance or bribery, graft, embezzlement or crime against the public interest, the national financial system, the antitrust laws, the consumption relations, or against the full faith or ownership.,.

6. Rectify the current composition of the Executive Board:

EXECUTIVE BOARD

Executive Officer: Emílio Humberto Carazzai Sobrinho

Executive Officer: Marcelo Vaz Bonini

Executive Officer: Vito Chiarella Neto

Executive Officer: Carlos Eduardo Malagoni

7. The other terms and conditions of the Articles of Incorporation not expressly amended herein shall remain unaltered and in effect.

Curitiba, May 24, 2004

(sgd) (sgd)

TEVECAP S.A.

(Marcelo Vaz Bonini)

(Carlos Eduardo Malagoni)

(sgd)

EMÍLIO H. CARAZZAI SOBRINHO

(sgd)

MARCELO VAZ BONINI

Executive Officer:

(sgd)

Carlos Eduardo Malagoni

Witnesses:

3)              (sgd)

Ana Cláudia Torres Alencar

ID No. No. 18.432.183-9 SSP/SP

CPF/MF No. 074.105.798-03

4)              (sgd)

Juliana Flávia Brandão

ID No. No. 32.503.815-6 SSP/SP

CPF/MF No. 224.647.018-82

Attorney in Charge:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter (OAB/SP) No. 114.251